                                                                       EXHIBIT 2

             =====================================================

                         AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                        HERITAGE FINANCIAL CORPORATION

                                      AND

                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                           CENTRAL VALLEY BANK, N.A.

             ====================================================


                        DATED AS OF SEPTEMBER 28, 1998

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
RECITALS.......................................................   1

DEFINITIONS....................................................   2

ARTICLE I. MERGER..............................................   5

1.1   THE MERGER...............................................   5
1.2   THE EFFECTIVE DATE.......................................   6

ARTICLE II. CONSIDERATION......................................   6

2.1   EFFECT ON COMPANY COMMON STOCK AND COMPANY OPTIONS.......   6
2.2   EXCHANGE PROCEDURES......................................   8
2.3   EXCEPTION SHARES.........................................   8
2.4   RESERVATION OF RIGHT TO REVISE TRANSACTION...............   8

ARTICLE III. ACTIONS PENDING CONSUMMATION                         9

3.1   CAPITAL STOCK............................................   9
3.2   DIVIDENDS, ETC...........................................   9
3.3   INDEBTEDNESS; LIABILITIES; ETC...........................   9
3.4   LINE OF BUSINESS; OPERATING PROCEDURES; ETC..............   9
3.5   LIENS AND ENCUMBRANCES...................................   9
3.6   COMPENSATION; EMPLOYMENT AGREEMENTS; ETC.................   9
3.7   BENEFIT PLANS............................................   9
3.8   CONTINUANCE OF BUSINESS..................................   9
3.9   AMENDMENTS...............................................  10
3.10  CLAIMS...................................................  10
3.11  CONTRACTS................................................  10
3.12  LOANS....................................................  10
3.13  TRANSACTION EXPENSES.....................................  10

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.....................  10

4.1   THE COMPANY AND THE BANK REPRESENTATIONS AND WARRANTIES..  10
4.2   HERITAGE REPRESENTATIONS AND WARRANTIES..................  17

ARTICLE V. COVENANTS...........................................  19

5.1   BEST EFFORTS.............................................  19
5.2   THE PROXY................................................  19
5.3   REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES LAWS..  20
5.4   REGISTRATION STATEMENT EFFECTIVENESS.....................  20
5.5   PRESS RELEASES...........................................  20
5.6   ACCESS; INFORMATION......................................  20
5.7   TERMINATION FEE..........................................  20
5.8   REGISTRATION STATEMENT PREPARATION;
      REGULATORY  APPLICATIONS PREPARATION.....................  21
5.9   BLUE-SKY FILINGS.........................................  21
5.10  AFFILIATE AGREEMENTS.....................................  21
5.11  CERTAIN POLICIES OF THE COMPANY AND THE BANK.............  21
5.12  STATE TAKEOVER LAW.......................................  21

5.13  NO RIGHTS TRIGGERED......................................  22
5.14  SHARES LISTED............................................  22
5.15  REGULATORY APPLICATIONS..................................  22
5.16  REGULATORY DIVESTITURES..................................  22
5.17  CURRENT INFORMATION......................................  22
5.18  INDEMNIFICATION..........................................  22
5.19  APPOINTMENT OF DIRECTORS.................................  23
5.20  OPERATION OF THE BANK....................................  23
5.21  BENEFIT PLANS............................................  23

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER...........  23

6.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS...................  23
6.2   CONDITIONS TO OBLIGATIONS OF HERITAGE....................  24
6.3   CONDITIONS TO OBLIGATIONS OF COMPANY AND THE BANK........  25

ARTICLE VII. TERMINATION.......................................  26

7.1   GROUNDS FOR TERMINATION..................................  26
7.2   CONSEQUENCES OF TERMINATION..............................  26

ARTICLE VIII. OTHER MATTERS....................................  26

8.1   SURVIVAL.................................................  26
8.2   WAIVER; AMENDMENT........................................  27
8.3   COUNTERPARTS.............................................  27
8.4   GOVERNING LAW............................................  27
8.5   EXPENSES.................................................  27
8.6   CONFIDENTIALITY..........................................  27
8.7   NOTICES..................................................  27
8.8   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.......  28
8.9   HEADINGS.................................................  28


EXHIBITS

Exhibit A      Approval by Directors of Washington Independent Bancshares, Inc.
Exhibit B      Director's Agreement
Exhibit C      Washington Independent Bancshares, Inc. Affiliate Undertakings
               and Agreements
Exhibit D      Employment Agreement of D. Michael Broadhead
Exhibit E      Employment Agreement of Joe Perry
Exhibit F      Employment Agreement of Richard Maison
Exhibit G      Employment Agreement of Larry Holt
Exhibit H      Legal Opinion of Gordon, Thomas, Honeywell, Malanca, Peterson &
               Daheim, P.L.L.C.
Exhibit I      Legal Opinion of Gerrish & McCreary, P.C.

SCHEDULES

Company Disclosures

Schedule 3.2            Dividends
Schedule 3.3            Indebtedness, Liabilities
Schedule 3.4            Changes to Line of Business, Operating Procedures, etc.
Schedule 3.6            New or Changes to Compensation, Employment Agreements,
                        etc.
Schedule 3.7            New or Modifications to  Benefit Plans
Schedule 3.11           New or Changes to Material Contracts
Schedule 3.13           Transaction Expenses
Schedule 4.1(C)         Shares Outstanding
Schedule 4.1(D)         Subsidiaries
Schedule 4.1(G)         No Defaults - Agreements Requiring Third Party Consent
Schedule 4.1(H)         Financial Reports
Schedule 4.1(I)         Undisclosed Liabilities
Schedule 4.1(J)         No Events Causing Material Adverse Effect
Schedule 4.1(L)         Litigation, Regulatory Action
Schedule 4.1(M)         Compliance with Laws
Schedule 4.1(N)         Material Contracts
Schedule 4.1(Q)(1)      List of Employee Benefit Plans
Schedule 4.1(Q)(2)      Employee Benefit Plans Not Qualified Under ERISA
Schedule 4.1(Q)(6)      Obligations for Retiree Health and Life Benefits
Schedule 4.1(Q)(7)      Agreements Resulting in Payments to Employees Under any
                        Compensation and Benefit Plan with Respect to Proposed
                        Transaction
Schedule 4.1(T)         Asset Classification
Schedule 4.1(V)         Insurance
Schedule 4.1(W)         Affiliates
Schedule 4.1(Z)(2)      Pending Proceedings with Respect to Environmental
                        Matters
Schedule 4.1(Z)(3)      Pending Proceedings with Respect to Environmental
                        Matters Involving Loan/Fiduciary Property
Schedule 4.1(Z)(4)      Pending Proceedings with Respect to Environmental
                        Matters Listed in Sections 4.1(Z)(2) or (3)
Schedule 4.1(Z)(5)      Actions During Ownership Which could have Material
                        Adverse Effect with Respect to Environmental Matters
Schedule 4.1(Z)(6)      Actions Prior to Ownership Which could Have Material
                        Adverse Effect with Respect to Environmental Matters
Schedule 4.1(AA)        Tax Reports Matters
Schedule 4.1(CC)        Derivative Contracts
Schedule 4.1(EE)(1)     Employment Contracts Requiring Payment in Connection
                        with Termination
Schedule 4.1(EE)(2)     Leases with Aggregate Annual Rent Exceeding $10,000
Schedule 4.1(EE)(3)     Material Contracts with Affiliates


Heritage Financial Corporation Disclosures

Schedule 4.2(C)         Shares
Schedule 4.2(F)         No Defaults
Schedule 4.2(G)         Financial Reports
Schedule 4.2(H)         No Events Causing Material Adverse Effect
Schedule 4.2(I)         Litigation, Regulatory Action
Schedule 4.2(L)         Derivative Contracts

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of the 28th day of September, 1998 (this "Plan"), is between WASHINGTON INDEPENDENT BANCSHARES, INC. (the "Company"), CENTRAL VALLEY BANK, N.A.(the "Bank"), and HERITAGE FINANCIAL CORPORATION ("Heritage").

                                    RECITALS

     (A) THE COMPANY. The Company is a company duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Toppenish, Washington. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, the Company has 10,000,000 authorized shares of common stock, no par value per share ("Company Common Stock"), of which 1,760,449 shares of Company Common Stock are issued and outstanding and 200,000 authorized shares of preferred stock of which none are outstanding. As of the date of this Plan, the Company has 49,000 shares of Company Common Stock reserved for issuance under employee stock option plans pursuant to which options covering 35,500 shares of Company Common Stock are outstanding (the "Employee Options"). As of the date of this Plan, the Company has 26,000 shares of Company Common Stock reserved for issuance under director stock option plans pursuant to which options covering 9,000 shares of Company Common Stock are outstanding (the "Director Options"). The Employee Options and the Director Options that are vested immediately prior to the Effective Date are referred to collectively in this Plan as "Company Options." As of June 30, 1998, the Company had capital of $4,613,000, divided into common stock of $2,337,000, surplus of $3,931,000, accumulated deficit of $1,742,000 and unrealized gains of $87,000.

     (B) THE BANK. The Bank is a national banking association duly organized and existing in good standing under the laws of the United States of America, with its principal executive offices located in Toppenish, Washington. As of the date of this Plan, the Bank has 200,000 authorized shares of common stock, $20.00 par value per share ("Bank Common Stock") (no other class of capital stock being authorized), of which 200,000 shares of Bank Common Stock are issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by the Company, the sole shareholder of the Bank. As of June 30, 1998, the Bank had capital of $4,591,000, divided into common stock of $1,700,000 surplus of $720,000, and undivided profits of $2,169,000.

     (C) HERITAGE. Heritage is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Olympia, Washington. Heritage is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, Heritage has 2,500,000 authorized shares of preferred stock, no par value per share, of which none of these shares are issued or outstanding, and Heritage has 15,000,000 authorized shares of common stock, no par value per share ("Heritage Common Stock"), of which 9,781,082 shares of Heritage Common Stock are issued and outstanding as of June 30, 1998. As of June 30, 1998, Heritage had capital of $93,862,000 divided into common stock and surplus of $70,509,000 and undivided profits of $23,353,000.

     (D) VOTING AGREEMENT. As a condition and an inducement to Heritage's willingness to enter into this Plan, the directors and officers of the Bank and the Company have entered into agreements in the forms attached to this Plan as Exhibit A and Exhibit B, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Company Common Stock in favor of approval of the actions contemplated by this Plan at the Meeting (as defined Below) and to refrain from competing with Heritage and its Subsidiaries.

     (E)  RIGHTS, ETC.  Except as Previously Disclosed (as defined below) in
Schedule 4.1(C). or paragraph (A) of the Recitals to this Plan, or as authorized by this Plan: there are no shares of capital stock of the Company or the Bank authorized and reserved for issuance; neither the Company nor the Bank has any Rights (as defined below) issued or outstanding; and neither the Company or the Bank has any commitment to authorize, issue or sell any such shares or any Rights. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights with respect to the Company Common Stock.

     (F) APPROVALS. At meetings of the respective Boards of Directors of the Company, the Bank, and Heritage, each such Board has approved and authorized the execution of this Plan in counterparts.

     In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                  DEFINITIONS

     (A) DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

     "Appraisal Laws" has the meaning assigned to such term in Section 1.1(E).

     "Asset Classification" has the meaning assigned to such term in Section 4.1(T).

     "Bank" has the meaning assigned to such term in the first paragraph of this Plan.

     "Bank Common Stock" has the meaning assigned to such term in paragraph (B) of the Recitals.

     "Bank Financial Reports" has the meaning assigned to such term in Section 4.1(H).

     "Capital" means capital stock, surplus and retained earnings determined in accordance with GAAP.

     "Code" has the meaning assigned to such term in Section 4.1(Q)(2).

     "Company" has the meaning assigned to such term in the first paragraph to this Plan.

     "Company Common Stock" has the meaning assigned to such term in paragraph
(A) of the Recitals.

     "Company Common Stock Conversion Ratio" has the meaning assigned to such term in Section 2.1(F).

     "Company Option" means an Employee Option or Director Option that is vested immediately prior to the Effective Date.

     "Company Option Conversion Ratio" has the meaning assigned to such term in
Section 2.1(E).

     "Company Optionholders" means holders of outstanding Company Options.

     "Company Shareholders" means holders of Company Common Stock.

     "Compensation and Benefit Plans" has the meaning assigned to such term in
Section 4.1(Q)(1).

     "Continuing Corporation" has the meaning assigned to such term in Section 1.1(A).

     "Continuing Employees" has the meaning assigned to such term in Section
8.9.

     "Department" means the Washington Department of Financial Institutions.

     "Derivatives Contract" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Holding Company Financial Reports or the Heritage Financial Reports, as the case may be, and (2) is a derivative contract (including various combinations of the foregoing).

     "Director Options" has the meaning assigned to such term in paragraph (A) of the Recitals.

     "Dissenting Shares" means the shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

     "Effective Date" has the meaning assigned to such term in Section 1.2.

     "Employee Options" has the meaning assigned to such term in paragraph (A) of the Recitals.

     "Employment Agreement" means any of Exhibits D, E, F and G.

     "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

     "ERISA" has the meaning assigned to such term in Section 4.1(Q)(2).

     "ERISA Affiliate" has the meaning assigned to such term in Section
4.1(Q)(3).

     "ERISA Plans" has the meaning assigned to such term in Section 4.1(Q)(2).

     "Exception Shares" means shares held by any of the Company's Subsidiaries or by Heritage or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

     "Exchange Agent" has the meaning assigned to such term in Section 2.6.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Reports" has the meaning assigned to such term in Section
4.1(H).

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "GAAP" means generally accepted accounting principles.

     "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "Holding Company Financial Reports" has the meaning assigned to such term in Section 4.1(H).

     "Indemnified Party" has the meaning assigned to such term in Section
5.18(A).

     "Heritage" has the meaning assigned to such term in the first paragraph of the Plan.

     "Heritage Common Stock" has the meaning assigned to such term in paragraph
(c) of the Recitals.

     "Loan/Fiduciary Property" means any property owned or controlled by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries holds a security or other interest, and where required by the context, includes any such property where the Company or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

     "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs or other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Plan by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the consummation of any of the transactions contemplated by this Plan.

     "Meetings" have the meaning assigned to such term in Section 5.2.

     "Merger" has the meaning assigned to such term in Section 1.1(A).

     "Merger Consideration" means the aggregate of the shares of Heritage Common Stock issuable pursuant to the Merger.

     "Multiemployer Plans" has the meaning assigned to such term in Section 4.1(Q)(2).

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

     "OCC" means the Office of the Comptroller of the Currency, the regulator of national banks.

     "Option Conversion Shares" has the meaning assigned to such term in Section 2.1(B).

     "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

     "Party" means a party to this Plan.

     "Pension Plan" has the meaning assigned to such term in Section 4.1(Q)(2).

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

     "Plan" means this Agreement and Plan of Merger.

     "Previously Disclosed" with respect to information, means that the information is provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Plan.

     "Proxy Statement" has the meaning assigned to such term in Section 5.2.

     "Registration Statement" has the meaning assigned to such term in Section 5.2.

     "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

     "RCW" means the Revised Code of Washington, as amended.

     "Rights" has the meaning assigned to such term in paragraph (E) of the Recitals.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

     "SEC" means the Securities and Exchange Commission.

     "Share Conversion Ratio" has the meaning assigned to such term in Section 2.1(F).

     "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would
be) owned, directly or indirectly, at the time in question by such entity.

     "Tax Returns" has the meaning assigned to such term in Section 4.1(AA).

     "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.

     "Third Party" means a person within the meaning of Section 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) the Company or any Subsidiary of the Company, and (2) Heritage or any Subsidiary of Heritage.

     (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Plan or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof," "herein," "hereunder," "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Section, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP.

                               ARTICLE I. MERGER

     1.1 THE MERGER. Subject to the provisions of this Plan, on the Effective Date:

          (A) THE CONTINUING CORPORATION. In accordance with the terms of RCW Ch. 23B.11, the Company shall merge into Heritage (the "Merger"), the separate existence of the Company shall cease and Heritage (the "Continuing Corporation") shall survive, and the name of the Continuing Corporation shall be "Heritage Financial Corporation."

          (B) RIGHTS, ETC. Upon consummation of the Merger, the Continuing Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

          (C) LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

          (D) ARTICLES OF INCORPORATION; BY LAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of Heritage, as in effect immediately prior to the Merger becoming effective. The directors and officers of Heritage in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified, except that the Board of Directors of Heritage shall be expanded by one position immediately after the Effective Date of the Merger and an outside (non-management) director of the Company who resides in eastern Washington as recommended by the Company shall be appointed by the Board of Directors of Heritage to fill that position.

          (E) DISSENTING SHARES. Notwithstanding anything to the contrary in this Plan, each Dissenting Shareholder who, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under RCW 23B.13 (the "Appraisal Laws") shall not be converted into or represent a right to receive any of the Merger Consideration, but the holder of such Dissenting Share shall be entitled only to such rights as are granted by the Appraisal Laws, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under the Appraisal Laws, in which case each such share shall be deemed to have been converted at the Effective Date into his or her portion of the Merger Consideration. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal laws shall receive payment for such Dissenting Shares from the Company (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Laws).

     1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" of the Merger will be the tenth business day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by, Article VI. A business day is any day other than a Saturday, Sunday or legal holiday in the State of Washington. If the Merger is not consummated in accordance with this Plan on or prior to April 30, 1999, the Company or Heritage may terminate this Plan in accordance with Article VII. On the Effective Date, Heritage and the Company shall execute and deliver to the Secretary of State of the State of Washington articles of merger in accordance with applicable law.

                           ARTICLE II. CONSIDERATION

     2.1 EFFECT ON COMPANY COMMON STOCK AND COMPANY OPTIONS. Subject to the provisions of this Plan, on the Effective Date, by virtue of the Merger and without any action on the part of Heritage or the Company:

          (A) CONVERSION OF COMPANY COMMON STOCK AND COMPANY OPTIONS. The purchase price paid by Heritage to the holders of Company Common Stock ("Company Shareholders") and holders of Company Options ("Company Optionholders") (the "Merger Consideration") shall be:

     (1) if the Average Closing Price (as defined below) of Heritage Common Stock is more than $12.25, 1,000,000 shares of Heritage Common Stock; or

     (2) if the Average Closing Price (as defined below) of Heritage Common Stock is $12.25 or below, but no less than $10.00, 1,000,000 shares of Heritage Common Stock plus that number of shares of Heritage Common Stock equal to the product (rounded to the next whole share) of the following formula:

               [($12.25 minus Average Closing Price) divided by $2.25] multiplied by 50,000; or

     (3) if the Average Closing Price (as defined below) of Heritage Common Stock is below $10.00 and if Heritage makes an election under Section 7.1(E) of this Plan to consummate the Plan following the Company's written notice of termination under Section 7.1(E) of this Plan, the Merger Consideration shall be that number of shares of Heritage Common Stock equal to the sum (rounded to the next whole share) of the following formula:

               ($10,000,000 divided by Average Closing Price) plus 50,000; or

     (4) if the Average Closing Price (as defined below) of Heritage Common Stock is below $10.00 and if the Company does not provide written notice of termination under Section 7.1(E) of this Plan, 1,050,000 shares of Heritage Common Stock.

All of the issued and outstanding shares of Company Common Stock, other than Dissenting Shares and Exception Shares, and all outstanding Company Options shall be converted into the right to receive a portion of the Merger

Consideration based upon each Company Shareholder's and Company Optionholder's ownership of the total number of issued and outstanding shares of Company Common Stock and outstanding Company Options immediately prior to the Effective Date, as described in Subsections (E) and (F) below.

For purposes of this Plan, the following terms shall have the means indicated:

"Average Closing Price" means the average of the last reported sale prices per share of Heritage Common Stock as reported on The Nasdaq Stock Market or such successor exchange on which Heritage Common Stock may then be traded (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 45 consecutive trading days on The Nasdaq Stock Market or such successor exchange on which Heritage Common Stock may then be traded ending at the close of trading on the Determination Date.

"Determination Date" means the date occurring 5 days prior to the Effective
Date.

          (B) FRACTIONAL SHARES. Fractional shares of Heritage Common Stock shall not be issued. Any Company Shareholder or Company Optionholder entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of Heritage Common Stock for all trades occurring on NASDAQ during the period of ten (10) trading days on which one or more trades take place and which ends immediately prior to the fifth day prior to the Effective Date ("Pricing Average").

          (C) CANCELLATION OF COMPANY COMMON STOCK AND COMPANY OPTIONS. All shares of Company Common Stock issued and outstanding and all Employee Options and Director Options outstanding immediately prior to the Effective Date shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Date, and each holder of a certificate or other documentation representing any such shares of Company Common Stock or Company Options shall cease to have any rights with respect thereto, except the right to receive the portion of the Merger Consideration applicable to such shares or Company Options in consideration therefor upon surrender of such certificate or other documentation in accordance with the Plan, without interest, or, if applicable, cash in accordance with the Appraisal Laws. After the Effective Date, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Date.

          (D) ANTI-DILUTION. If prior to the Effective Date, shares of Heritage Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar transactions, or if a stock dividend shall be declared, appropriate and proportionate adjustment or adjustments will be made in the conversion ratios set forth in this Section 2.1.

          (E) COMPANY OPTION CONVERSION RATIO. Each Company Option outstanding immediately prior to the Effective Date shall be converted into the right to receive that number of shares of Heritage Common Stock equal to the quotient of the following formula (because the outstanding Company Options are convertible into shares of Company Common Stock at varying exercise prices, this formula is to be applied on a Company Option per Company Option basis, each application thereof producing a "Company Option Conversion Ratio"):

     (Company Common Stock Value minus Exercise Price of a Company Option) divided by Pricing Average

The Company Common Stock Value is determined by solving for (x) in the following equation:

     A(x) + B(x-y) = C(z)

          Where:

     A = number of outstanding shares of Company Common Stock immediately prior to the Effective Date
     B = number of outstanding Company Options immediately prior to the
         Effective Date
     C = Merger Consideration as determined under Section 2.1(A) of this Plan x = Company Common Stock Value y = weighted average exercise price of outstanding Company Options immediately prior to the Effective Date
     z = Pricing Average as defined in Section 2.1(B), above

To determine the aggregate value of all Company Options outstanding immediately prior to the Effective Date, the Company Common Stock Value is reduced by the weighted average exercise price of the Company Options outstanding immediately prior to the Effective Date and that difference is multiplied by the number of Company Options outstanding immediately prior to the Effective Date. The number of shares of Heritage Common Stock to be issued in the aggregate to the Company Optionholders as of the Effective Date (the "Option Conversion Shares") will be equal to the quotient of the aggregate value of all Company Options outstanding immediately prior to the Effective Date (computed as described in the preceding sentence) divided by the Pricing Average.

          (F) COMPANY COMMON STOCK CONVERSION RATIO. The total number of Option Conversion Shares shall be subtracted from the Merger Consideration and the resulting difference shall be divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Date the quotient of which shall be the Company Common Stock Conversion Ratio. The number of shares of Company Common Stock held by each Company Shareholder immediately prior to the Effective Date shall be multiplied by the Company Common Stock Conversion Ratio to determine the number of shares of Heritage Common Stock to be received by each Company Shareholder.

     2.2 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Heritage shall send or cause to be sent to each former Company Shareholder and Company Optionholder of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Company Common Stock and Company Options for the consideration set forth in this
Article II. The certificates representing the shares of Heritage Common Stock into which shares of such Company Shareholder's Company Common Stock and such Company Optionholder's Company Options are converted on the Effective Date, any fractional share or check that such shareholder or optionholder shall be entitled to receive, and any dividends paid on such shares of Heritage Common Stock for which the record date for determination of shareholders entitled to such dividends is on or after the Effective Date, will be delivered to such shareholder or optionholder only upon delivery to Heritage's exchange agent (the "Exchange Agent") of the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to Heritage and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed) and documentary evidence satisfactory to Heritage and the Exchange Agent of the holding of Company Options. No interest will be paid on any such fractional share check or dividends to which the holder of such shares or options shall be entitled to receive upon such delivery. Certificates or options surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 of the Securities Act shall not be exchanged for certificates representing Heritage Common Stock until Heritage has received a written agreement from such person as specified in Section 5.10.

     2.3 EXCEPTION SHARES. Each of the Exception Shares of Company Common Stock shall be canceled and retired upon consummation of the Merger, and no consideration shall be issued in exchange therefor.

     2.4 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision in this Plan to the contrary, Heritage may at any time change the method of effecting its acquisition of the Company and the Bank; provided, however, that (A) no such change shall alter or change the amount or kind of consideration to be issued to holders of Company Common Stock or Company Options as provided for in this Plan, (B) no such change shall adversely affect the tax treatment to the Company Shareholders as a result of receiving such consideration, and (C) no delay caused by such a change shall be the basis upon which Heritage terminates this Plan pursuant to Section 7.1(C). If Heritage elects to change the method of acquisition, the Company and the Bank will cooperate with and assist Heritage with any necessary amendment to this Plan, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Heritage, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

                   ARTICLE III. ACTIONS PENDING CONSUMMATION

     Unless otherwise agreed to in writing by Heritage, each of the Company and the Bank shall conduct its and each of its Subsidiaries' business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of its Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its Subsidiaries' officers and key employees identified by Heritage, and neither the Company nor the Bank, without the prior written consent of Heritage, will (or cause or allow any of its Subsidiaries to):

     3.1 CAPITAL STOCK. Except for or as otherwise expressly permitted by this Plan, or Company Options, or as Previously Disclosed in Schedule 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company, the Bank or any of their Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Company Common Stock to become subject to grants of Employee Options or Director Options, stock appreciation rights or similar stock-based employee or director compensation rights.

     3.2 DIVIDENDS, ETC. Except as set forth on Schedule 3.2, make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan, authorize the creation or issuance of , or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.3 INDEBTEDNESS; LIABILITIES; ETC. Except as set forth on Schedule 3.3, other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; provided, however, the Company shall incur no indebtedness for borrowed money or engage in any of the actions described in this Section 3.3.

     3.4 LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, or (B) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.4 other than in the ordinary course of business and not exceeding $25,000 individually or $100,000 in the aggregate prior to the Effective Date.

     3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.6 COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement (other than the Employment Agreements) or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any Company Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases (not exceeding 5% for any employee of Company or Bank whose salary is $25,000 or more) in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.7 BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.7 and except as expressly contemplated by the Employment Agreements, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to the Company and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to the Company and its

Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.9   AMENDMENTS.  Amend its articles of incorporation or bylaws.

     3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages or restrictions upon the operations of the Company or any of its Subsidiaries.

     3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

     3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices, except that the Bank shall not, without the prior consent of Heritage's Chief Executive Officer or Chief Financial Officer, make any new loan or modify, restructure or renew any existing nonperforming loan (defined as on non-accrual status, or 90 days or more past due) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extension of credit to such Person (or which would be required to be aggregated for loans-to-one-borrower limitations), would be in excess of $350,000 for any new customer or $350,000 to any customer as of the date of this Plan, except that (i) single-family residential loans may be made in amounts that would not exceed applicable FHLMC and FNMA limits, and (ii) such limits shall not apply to SBA, FmHA, USDA Rural Development or other governmental or governmental agency guaranteed amounts.

     3.13 TRANSACTION EXPENSES. Incur expenses in connection with the transactions contemplated by this Plan that exceed the amounts set forth in
Schedule 3.13.

                  ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     4.1 THE COMPANY AND THE BANK REPRESENTATIONS AND WARRANTIES. Each of the Company and the Bank hereby represents and warrants to Heritage as follows:

          (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to the Company and its Subsidiaries are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign government authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Bank Insurance Fund of the FDIC.

          (C) SHARES. The outstanding shares of the Company and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and nonassessable (except for the application of 12 U.S.C. (S)55 to the shares of Bank Common Stock), and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.1(C) and paragraph (A) of the Recitals, there are no shares of capital stock or other equity securities of the Company or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) THE COMPANY SUBSIDIARIES. The Company has Previously Disclosed in Schedule 4.1(D) a list of all of its Subsidiaries. Each of its Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute. No equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by the Company or one of its Subsidiaries are fully paid and nonassessable and are owned by the company or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each of its Subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.1(D), it does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. In the case of representations by the Company, the deposits of its Subsidiaries that are banks are insured by the Bank Insurance Fund of the FDIC.

          (E) CORPORATE POWER. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

          (F) CORPORATE AUTHORITY. Subject to the receipt of approval by its shareholders referred to in Section 6.1, this Plan has been authorized by all necessary corporate action of the Company and each of its Subsidiaries that is a Party, and is a valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.1, the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.1(G), the execution, delivery and performance of this Plan and the consummation by the Company and each of its Subsidiaries that is a Party to the transactions contemplated by this Plan do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it.

          (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.1(H), (1) as to the Company, its audited consolidated balance sheet as of December 31, 1997 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "Holding Company Financial Reports"), and (2) as to each of the Company's Subsidiaries that is a bank, its call report for the fiscal year ended December 31, 1997, and all other financial reports filed or to be filed subsequent to December 31, 1997, in the form filed with the OCC (in each case, the "Bank Financial Reports" and together with the Holding Company Financial Reports, the "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statement since the Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case for the Holding Company Financial Reports in accordance with GAAP during the periods involved, and in each case for the Bank Financial Reports in accordance with regulatory accounting principles during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed on Schedule 4.1(I), neither the Company nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected in its Holding Company Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Except as Previously Disclosed on Schedule 4.1(I), since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

          (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.1(J), since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company or the Bank.

          (K) PROPERTIES. Except as reserved against in its Holding Company Financial Reports, the Company and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in its Holding Company Financial Reports as being owned by the Company or its Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by the Company or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

          (L)  LITIGATION; REGULATORY ACTION.  Except as Previously Disclosed in
Schedule 4.1(L), no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or any of it Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.1(L), neither the Company nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, board resolution, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither the Company nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum or understanding, commitment letter or similar submission.

          (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in Schedule 4.1(M), each of the Company and its Subsidiaries:

               (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filing, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of it and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its best knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

               (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, or (c) requiring any of the Company or its Subsidiaries

(or any of its or their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

               (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive;

               (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act; and

               (5) has adopted and is implementing a program to address any problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by the Company, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

          (N) MATERIAL CONTRACTS. Except as Previously Disclosed in Schedule 4.1(N), none of the Company or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC. Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or any of its respective assets, business or operations receives benefits, which default individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and there has not occurred any event in connection with any material contract, agreement or amendment thereto, that with the lapse of time or the giving notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.1(N), neither the Company nor any of its Subsidiaries is subject to or bound by any contract containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, the Company or any of its subsidiaries may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

          (O) REPORTS. Since January 1, 1993, each of the Company and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto; that it was required to file with (1) the Department, (2) the OCC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to the Company and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (P) NO BROKERS. All negotiation relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with the other Parties and no action has been taken by it that would give rise to any valid claim against any party for a brokerage commission, finder's fee or other like payment.

          (Q)  EMPLOYEE BENEFIT PLANS.

               (1) Schedule 4.1(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of the Company and its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to the other Parties.

               (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and it Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in
Schedule 4.1(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code) has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

               (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

               (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liability," within the meaning of Section 4001(1)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

               (6) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.1(Q)(6). There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

               (7) Except as Previously Disclosed in Schedule 4.1(Q)(7) and except as expressly contemplated by the Employment Agreements, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated by this Plan will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

          (R) NO KNOWLEDGE. The Company and its Subsidiaries know of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained, why Heritage will not be able to account for the Merger as a pooling of interests, or why the Merger should not qualify as a reorganization under
Section 368(a) of the Code.

          (S) LABOR AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (T) ASSET CLASSIFICATION. The Company and its Subsidiaries have Previously Disclosed in Schedule 4.1(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Company and its Subsidiaries that have been classified by it as of June 30, 1998 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of June 30, 1998 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Company or any Subsidiary prior to June 30, 1998 and which have been Previously Disclosed to Heritage.

          (U) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the balance sheet in the June 30, 1998 Bank Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Holding Company Financial Reports and Bank Financial Reports was and will be, adequate in the opinion of the Board of Directors of the Company to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

          (V) INSURANCE. Each of the Company and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to the Company, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries. Set forth in Schedule 4.1(V) is a list of all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or their respective directors, officers, employees or agents.

          (W) AFFILIATES. Except as Previously Disclosed in Schedule 4.1(W), to the best of the Company's knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company as that term is used in Rule 145 under the Securities Act.

          (X) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. The Company and its Subsidiaries have taken all necessary action to exempt this Plan and the transactions contemplated by this Plan from, and this Plan and such transactions are exempt from (1) any applicable state takeover laws, including, but not limited to, RCW Ch. 23B.19, as amended, and (2) any takeover-related provisions of the Company's and its Subsidiaries' articles of incorporation.

          (Y) NO FURTHER ACTION. The Company and its Subsidiaries have taken all action so that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) or any other action or combination of actions, or any other transaction, contemplated by this Plan do not and will not (1) require a vote of shareholders (other than as set forth in Section 6.1), or (2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of the Company or any of its Subsidiaries or under any agreement to which the Company or any such Subsidiaries is a party, or (3) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan.

          (Z)  ENVIRONMENTAL MATTERS.

               (1) To the Company's knowledge, it and each of its Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental laws, except for instances of noncompliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries.

               (2) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which the Company or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in
Schedule 4.1(Z)(2).

               (3) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or the Company or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.1(Z)(3).

               (4) To the Company's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph
(Z), except as has been Previously Disclosed in Schedule 4.1(Z)(4).

               (5) To the Company's knowledge, during the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(5).

               (6) To the Company's knowledge, prior to the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(6).

         (AA)  TAX REPORTS.  Except as Previously Disclosed in Schedule 4.1(AA),
(1) all reports and returns with respect to Taxes that are required to be filed by or with respect to the Company or its Subsidiaries, including consolidated federal income tax returns of the Company and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, except to the extent all such-failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company or its Subsidiaries, except as reserved against in the Holding Company Financial Reports of the Company, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of the Company or its Subsidiaries.

         (BB) ACCURACY OF INFORMATION. The statements with respect to the Company and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of the Company or any other Party pursuant to the terms of or relating to this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (CC) DERIVATIVES CONTRACTS. None of the Company or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.1(CC). Schedule 4.1(CC) includes a list of any assets of the Company or its Subsidiaries that are pledged as security for each such Derivatives Contract.

         (DD) ACCOUNTING CONTROLS. Each of the Company and its subsidiaries has devised and maintained systems of internal controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization, (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

         (EE) COMMITMENTS AND CONTRACTS. Neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (1) except as Previously Disclosed in Schedule 4.1(EE)(1) and except for the Employment Agreements, any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Company or any such Subsidiary without any obligation on the part of the Company or any such Subsidiary to make any payment in connection with such termination);

               (2) except as Previously Disclosed in Schedule 4.1(EE)(2), any real or personal property lease with annual rental payments aggregating $10,000 or more; or

               (3) except as Previously Disclosed in Schedule 4.1(EE)(3), any material contract with any affiliate.

         (FF) YEAR 2000 COMPLIANCE. The Company has adopted and is implementing a program to address identified problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by the Company, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

     4.2 HERITAGE REPRESENTATIONS AND WARRANTIES. Heritage hereby represents and warrants to the Company and the Bank as follows:

          (A) RECITALS. The facts set forth in the Recitals of the Plan with respect to Heritage are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. Heritage is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of Heritage and its Subsidiaries has in effect all federal state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Heritage.

          (C) SHARES. The outstanding shares of the Heritage's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in

Schedule 4.2(C), there are no shares of capital stock or other equity securities of it or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) CORPORATE POWER. Heritage has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

          (E) CORPORATE AUTHORITY. This Plan and each of the Employment Agreements have been authorized by all necessary corporate action of Heritage, and each such agreement is a valid and binding agreement of Heritage, enforceable against Heritage in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (F) NO DEFAULTS. Subject to the receipt of approval by its shareholders and the receipt of the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.2(F), the execution, delivery and performance of this Plan and each of the Employment Agreements and the consummation by Heritage and each of its Subsidiaries that is a Party of the transactions contemplated by this Plan do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Heritage or of any of its Subsidiaries or to which Heritage or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Heritage, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Heritage.

          (G) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.2(G), in the case of Heritage, its Registration Statement on form S-1 (as amended) and its Quarterly Report on Form 10Q for the fiscal quarter ended March 31, 1998, and all other documents filed or to be filed subsequent to March 31, 1998 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Heritage Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Heritage Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statement of income and changes in shareholders' equity and cash flows or equivalent statements in the Heritage Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders, equity and changes in cash flows, as the ca se may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (H) NO EVENTS. Except as Previously Disclosed on Schedule 4.2(H), since December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

          (I)  LITIGATION; REGULATORY ACTION.  Except as Previously disclosed in
Schedule 4.2(I) no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Heritage or its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.2(I), neither Heritage nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither Heritage nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (J) REPORTS. Since September 30, 1995, each of Heritage or its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that is required to file with (1) the FDIC, (2) the Department, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to Heritage and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed land did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (K) ACCURACY OF INFORMATION. The statements with respect to Heritage and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of Heritage or any other Party pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (L) DERIVATIVES CONTRACTS. None of Heritage or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.2(L). Schedule 4.2(L) includes a list of any assets of Heritage or its Subsidiaries that are pledged as security for each such Derivatives Contract.

          (M) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Heritage nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected the Heritage Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31, 1997, neither Heritage nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

          (N) YEAR 2000 COMPLIANCE. Heritage has adopted and is implementing a program to address identified problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by Heritage, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

                             ARTICLE V. COVENANTS

     Each of the Company and the Bank hereby covenants to Heritage, and Heritage hereby covenants to the Company and the Bank, that:

     5.1 BEST EFFORTS. Subject to the terms and conditions of this Plan and, in the case of the Company and the Bank, to the exercise by their respective Boards of Directors of such Boards' fiduciary duties, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger by January 31, 1999, and to otherwise enable consummation of the transactions contemplated by this Plan, and shall cooperate fully with the other Parties to that end.

     5.2 THE PROXY. In the case of the Company: it shall promptly assist Heritage in the preparation of a joint proxy statement (the "Proxy Statement") to be mailed to the holders of the Company Common Stock and the holders of Heritage Common Stock in connection with the transactions contemplated by this Plan and to be filed by Heritage in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.8, which shall conform to all applicable legal requirements. Heritage and Company shall call special meetings (the "Meetings") of the holders, respectively, of Company Common Stock and Heritage Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Plan and Heritage and

Company shall use their best efforts to solicit and obtain shareholder votes in favor of the transactions contemplated by this Plan and, subject to the exercise of their fiduciary duties, the Boards of Directors of the Company and Heritage shall recommend approval of such transactions by such respective holders.

     5.3 REGISTRATION STATEMENT, COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meetings, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or its Subsidiaries and by or on behalf of Heritage relating to Heritage or its subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any Party be liable for any untrue statement of a material fact or omission to state a material fact in the registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.4 REGISTRATION STATEMENT EFFECTIVENESS. In the case of Heritage: it will advise the Company, promptly after Heritage receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Heritage Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.5 PRESS RELEASES. The Company and the Bank will not, without the prior approval of Heritage, and Heritage will not (and will cause its Subsidiaries not to), without the prior approval of the Company, issue any press release or written statement for general circulation relating to the transactions contemplated by this Plan, except as otherwise required by law.

     5.6  ACCESS; INFORMATION.

          (A) Upon reasonable notice, the Company and the Bank shall afford Heritage and Heritage shall afford the Company and Heritage's and the Company's respective officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of their respective properties, books, contracts, commitments and records. During such period, the Company and the Bank shall furnish promptly to Heritage and Heritage shall furnish promptly to the Company (and cause their respective accountants and other agents to furnish promptly)
(1) a copy of each material report, schedule and other document filed by the Company and its Subsidiaries or Heritage and its Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel as Company or Heritage, respectively, may reasonably request, provided that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify or waive any representation or warranty made by the Company or the Bank or Heritage in this Plan or the conditions to the obligations of the Company and the Bank or Heritage to consummate the transactions contemplated by this Plan; and

          (B) The Company and Heritage will not use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Company or Heritage or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, Company and Heritage will, upon request by the other, deliver to the other all documents so obtained by it or destroy such documents and, in the case of destruction, will certify such fact to the other.

     5.7  TERMINATION FEE.

          (A) Without the prior written consent of Heritage, the Company shall not, and it shall cause its Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent that the Board of Directors of the Company determines in its good faith judgment after receipt of advice in writing of counsel that such response is reasonably required in order to discharge its fiduciary duties, furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of its Subsidiaries or any merger or other business combination with the Company or any of its Subsidiaries other than as contemplated by this Plan("Acquisition Proposal"); it shall instruct its and its Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify Heritage immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of its Subsidiaries.

          (B) If (1) an Acquisition Proposal occurs prior to the Meetings, (2) the approval of the Company's shareholders contemplated by Section 6.1 is not obtained at the special meeting of Company's shareholders, and (3) prior to October 31, 1999, a Third Party acquires control of the Company or the Bank by merger, purchase of assets, acquisition of stock or otherwise, then unless the representations and warranties of Heritage in this Plan were false in any material respect as of the date of Company's special meeting of shareholders or Heritage was in material default of its covenants in this Plan as of such date, the Company will promptly pay to Heritage the amount of $400,000. For the purposes of this subsection (B), a Third Party will be deemed to have acquired control of the Company or the Bank when the Third Party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company or the Bank, whether through the ownership of voting interests, by contract, or otherwise.

     5.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. In the case of Heritage: Heritage shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC with respect to the shares of Heritage Common Stock to be issued to the holders of Company Common Stock and Company Options pursuant to this Plan, and Heritage shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof. Heritage shall, as promptly as practicable following the date of this Plan, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Plan.

     5.9 BLUE-SKY FILINGS. In the case of Heritage: Heritage shall use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Heritage shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.10 AFFILIATE AGREEMENTS. Company and the Bank will use their best efforts to induce each person who may be deemed to be an "affiliate" of, respectively, Company or the Bank for purposes of Rule 145 under the Securities Act, to execute and deliver to Heritage on or before the mailing of the joint Proxy Statement for the Meetings, an agreement in the form attached hereto as Exhibit D for "affiliates" of the Company, restricting the disposition of such affiliate's shares of Company Common Stock and the shares of Heritage Common Stock to be received by such person in exchange for such person's shares of Company Common Stock or Company Options. Heritage agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

     5.11 CERTAIN POLICIES OF THE COMPANY AND THE BANK. In the case of each of the Company and the Bank: Each shall, at Heritage's request, modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and generally conform its operating, lending and compliance policies and procedures, immediately prior to the Effective Date so as to be consistent on a basis satisfactory to Heritage; provided, however, that prior to any such modification or change, Heritage shall certify that the conditions to the obligation of Heritage under Section 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.1(G), have been satisfied or waived. The Company's and the Bank's representations, warranties, covenants and conditions contained in this Plan shall not be deemed to be untrue, breached or unsatisfied in any respect for any purpose as a consequence of any modifications or changes undertaken pursuant to this Section 5.11.

     5.12 STATE TAKEOVER LAW. In the case of the Company: The Company shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute, and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law.

     5.13 NO RIGHTS TRIGGERED. In the case of the Company: Except for those consents of Third Parties Previously Disclosed on Schedule 4.1(G), the Company shall take all necessary steps to ensure that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) and any other action or combination of actions, or any other transactions contemplated by this Plan, do not and will not (A) result in the grant of any rights to any Person under the articles of incorporation or bylaws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, or (B) restrict or impair in any way the ability of Heritage to exercise the rights granted under this Plan.

     5.14 SHARES LISTED. In the case of Heritage: Heritage shall use its best efforts to cause to be listed, prior to the Effective Date, on the NASDAQ National Market upon official notice of issuance the shares of Heritage Common Stock to be issued to the holders of Company Common Stock and Company Options.

     5.15 REGULATORY APPLICATIONS. Heritage shall, and shall cause its Subsidiaries to (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Merger by Heritage.

     5.16 REGULATORY DIVESTITURES. In the case of the Company: No later than the Effective Date, the Company shall cease engaging in such activities as Heritage shall advise the Company in writing are not permitted to be engaged in by Heritage under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a condition of approval of the transactions contemplated by this Plan, the Company shall divest any Subsidiary engaged in activities or holding assets that are impermissible for Heritage or its Subsidiaries, on terms and conditions agreed to by Heritage; provided, however, that prior to taking such action, Heritage shall certify that the conditions to the obligations of Heritage under Sections 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the conditions set forth in Section 6.1(G), have been satisfied or waived.

     5.17  CURRENT INFORMATION.

           (A) During the period from the date of this Plan to the Effective Date, each of the Company and Heritage shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

           (B) Each of the Company and Heritage shall promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Plan not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Plan.

     5.18  INDEMNIFICATION.

           (A) From and after the Effective Date, Heritage shall indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suite, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date (including the transactions contemplated by this Plan), whether asserted or claimed prior to, at or after the

Effective Date, to the fullest extent that the Company would have been permitted under Washington law and its articles of incorporation or bylaws in effect on the date of this Plan to indemnify such person (and Heritage will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

           (B) Any Indemnified Party wishing to claim indemnification under paragraph (A) of this Section 5.18, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Heritage thereof, provided, however, that the failure so to notify shall not affect the obligations of Heritage under paragraph (A) of this Section 5.18 (unless such failure materially and adversely increases Heritage's liability under such paragraph
(A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date ), (1) Heritage shall have the right to assume the defense thereof and Heritage shall pay all reasonable fees and expenses of such counsel for the Indemnified parties promptly as statements therefor are received; provided, however, that Heritage shall be obligated pursuant to this paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) Heritage shall not be liable for any settlement effected without its prior written consent.

           (C) If Heritage or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Heritage shall assume the obligations set forth in this Section 5.18.

           (D) Heritage shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified party in enforcing the indemnity and other obligations provided for in this Section 5.18. The rights of each Indemnified Party under this Section 5.18 shall be in addition to any other rights such Indemnified party may have under the articles of incorporation or bylaws of the Company or under applicable Washington law.

           (E) Effective as of the Effective Date, Heritage shall cause all the directors of the Bank to become covered under the directors' and officers' liability insurance policy maintained by Heritage for its own directors and officers which includes coverage for prior acts.

     5.19 APPOINTMENT OF DIRECTORS. Immediately after the Effective Date, Heritage will cause its board to be expanded by one position and cause the appointment of an outside (non-management) director of the Company who resides in eastern Washington as recommended by the Company to the Board of Directors of Heritage to hold office until such time as his or her successor is elected and qualified.

     5.20 OPERATION OF THE BANK. The Bank shall operate as a separately chartered subsidiary of Heritage until at least December 31, 2003 unless the boards of Heritage and/or the Bank in the exercise of their fiduciary duties determine to combine the Bank with a subsidiary of Heritage prior to or following such date.

     5.21 BENEFIT PLANS. Upon consummation of the Merger, all employees of the Company and its Subsidiaries shall be deemed to be at-will employees of Heritage and its Subsidiaries except for those employees who are parties to the Employment Agreements (all such employees being "Continuing Employees"). From and after the Effective Date, employees of the Company and its Subsidiaries shall be entitled to participate in the pension, employee benefit and similar plans (including employee stock ownership, stock option, bonus or other incentive plans) on substantially the same terms and conditions as similarly situated employees of Heritage and its Subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting and related calculations of benefits under such plans (but not for the accrual of benefits), Heritage shall give effect to years of service with the Company or the Company's Subsidiaries, as the case may be, as if such service were with Heritage or its Subsidiaries.

             ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Plan are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) SHAREHOLDER VOTES. This Plan shall have been duly approved by the requisite votes of the Company Shareholders and Heritage's shareholders under applicable law and the articles of incorporation and bylaws, respectively, of the Company and Heritage.

          (B) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, and any waiting periods relating thereto shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement not normally imposed in such transactions that, in the opinion of Heritage, would deprive Heritage of the material economic or business benefits of the transactions contemplated by this Plan .

          (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Plan.

          (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

          (E) BLUE-SKY PERMITS. Heritage shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

          (F) TAX OPINIONS. Heritage shall have received an opinion from Gerrish & McCreary, P.C. and the Company shall have received an opinion from Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. to the effect that (1) the Merger constitutes a reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by shareholders of the Company who receive shares of Heritage Common Stock in exchange for their shares of the Company Common Stock, except that gain or loss may be recognized as to cash received in the Merger, and, in rendering their opinions, Gerrish & McCreary, P.C. and Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. may require and rely upon representations contained in certificates of officers of Heritage, the Company and others. The Parties acknowledge that the Merger Consideration received by Company Optionholders in exchange for their Company Options will be a taxable event for each Company Optionholder.

          (G) NASDAQ LISTING. The shares of Heritage Common Stock to be issued pursuant to this Plan shall have been approved for listing on the NASDAQ National Market subject only to official notice of issuance.

          (H) FAIRNESS OPINIONS. The Company shall have received, immediately prior to the mailing of the Proxy Statement to the Company Shareholders, an opinion of Columbia Financial Advisors to the effect that the financial terms of the Merger are fair from a financial point of view to the Company Shareholders. Heritage shall have received, immediately prior to the mailing of the Proxy Statement to Heritage's shareholders, an opinion of Ryan, Beck & Co. to the effect that the financial terms of the Merger are fair from a financial point of view to Heritage's shareholders.

          (I) EMPLOYMENT CONTRACTS. The Employment Agreements attached as Exhibits D, E, F and G shall have been duly executed and delivered by all parties to such Employment Agreements.

     6.2 CONDITIONS TO OBLIGATIONS OF HERITAGE. The obligations of Heritage to consummate the transactions contemplated by this Plan also are subject to the written waiver by Heritage or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) LEGAL OPINION. Heritage shall have received an opinion, dated the Effective Date, of Gordon, Thomas, Honeywell, Malanca, Peterson, Daheim, P.L.L.C., counsel for the Company and the Bank, in the form of Exhibit H.

          (B) POOLING OPINION. Heritage shall have received the opinion of KPMG Peat Marwick LLP, Heritage's independent auditors, dated as of the Effective Date, to the effect that the Merger will be accounted for as a pooling of interests under applicable accounting principles.

          (C) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Plan of the Company and the Bank shall be true and correct in all material respects (except the representations and warranties in Section 4.1(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date and except as otherwise provided in Section 5.11, and (2) each and all of the agreements and covenants of the Company and the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and Heritage shall have received a certificate signed by the chief executive officers, chief financial officers, and chief lending officers of the Company and the Bank dated the Effective Date, to such effect.

          (D) RECEIPT OF AFFILIATE AGREEMENTS. Heritage shall have received from each affiliate of the Company the agreement referred to in Section 5.10.

          (E) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank, nor shall the Company or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Heritage shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of the Company and the Bank to such effect.

          (F) DISSENTERS' RIGHTS. The number of shares of Company Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date or because of payment of cash in lieu of fractional shares of Heritage Common Stock shall not exceed in the aggregate 5% of the outstanding shares of Company Common Stock.

          (G) CAPITAL. The Company's Capital shall not be less than $4.750 million on the Effective Date.

          (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. As of the Effective Date, the Bank's allowance for possible loan and lease losses shall not be less than 1% of the Bank's total outstanding loans and leases and in all cases will be adequate to absorb the Bank's anticipated loan and lease losses.

          (I) DIRECTOR'S AGREEMENTS. Heritage shall have received from each director of Company and the Bank (other than D. Michael Broadhead, who will be a party to a separate employment agreement) the Director's Agreement attached as Exhibit B.

     6.3 CONDITIONS TO OBLIGATIONS OF COMPANY AND THE BANK. The obligations of the Company and the Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by the Company and the Bank or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) LEGAL OPINION. The Company and the Bank shall have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., special counsel for Heritage, in the form of Exhibit I.

          (B) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of Heritage contained in this Plan shall be true and correct in all material respects (except the representations and warranties in Section 4.2(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of Heritage to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and the Bank shall have received a certificate signed by an executive officer of Heritage dated the Effective Date, to such effect.

          (C) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Heritage, nor shall Heritage have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officer of Heritage to such effect.

                           ARTICLE VII. TERMINATION

     7.1 GROUNDS FOR TERMINATION. This plan may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

          (A) MUTUAL CONSENT. By the mutual consent of Heritage and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

          (B) BREACH. By Heritage or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other party of any representation or warranty contained in this Agreement, which breach cannot or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (B) a material breach by the other party of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (C) DELAY. By Heritage or the Company, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by April 30, 1999; provided, however, that a Party that is in material breach of any of the provisions of this Plan shall not be entitled to terminate the Plan pursuant to this Section 7.1(C).

          (D) NO SHAREHOLDER APPROVAL. By Heritage or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that either of the shareholder approvals contemplated by Section 6.1 is not obtained at the Meetings, including any adjournment or adjournments of the Meetings.

          (E) MARKET PRICE DECLINE. By the Company, if the Average Closing Price shall be less than $10.00. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give to Heritage written notice on or before the second day after the Determination Date. During the three-day period commencing on the date of such notice, Heritage shall have the option of increasing the Merger Consideration pursuant to Section 2.1(A)(3) of this Plan. If Heritage makes an election contemplated by the preceding sentence, within such three-day period, it shall give prompt written notice to Company of such election, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms.

     7.2  CONSEQUENCES OF TERMINATION.

          (A) GENERAL CONSEQUENCES. Subject to Section 5.7 (Termination Fee), in the event of the termination or abandonment of this Plan pursuant to the provisions of Section 7.1, this Plan shall become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholder with respect to this Plan.

          (B) OTHER CONSEQUENCES. Notwithstanding anything in this Plan to the contrary, no termination of this Plan will relieve any Party of any liability for breach of this Plan or for any misrepresentation under this Plan or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing party will be entitled to reasonable attorney's fees and expenses.

                          ARTICLE VIII. OTHER MATTERS

     8.1 SURVIVAL. Only those agreements and covenants in the Plan that by their express terms apply in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Date. If the Merger is abandoned and this Plan is terminated, the provisions of Article VII shall apply and the agreements of the Parties in Sections 5.6(B), 8.5 and 8.6 shall survive such abandonment and termination.

     8.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the Party benefited by the provision, or
(B) amended or modified at any time (including the structure of the transactions contemplated by this Plan) by agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Company, the consideration to be received by the shareholders of the Company for each share of Company Common Stock shall not thereby be altered. Nothing contained in this
Section 8.2 is intended to modify Heritage's rights pursuant to Section 2.4.

     8.3 COUNTERPARTS. This Plan may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each Party.

     8.4 GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated by this Plan, except printing expenses which shall be shared equally between the Company and Heritage.

     8.6 CONFIDENTIALITY. Except as otherwise provided in Section 5.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.7 NOTICES. All notices, requests and other communications hereunder to a "Party" shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopy or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the Parties.

If to Heritage to:
                             Heritage Financial Corporation
                             201 5th Avenue SW
                             Olympia, WA  98501
                             Attn:  John Clees, Director
                             President and CEO
                             Telephone:  360-943-1500
                             Telecopy:  360-705-9163

     Copies to:
                             Jeffrey C. Gerrish
                             and
                             P. Thomas Parrish
                             Gerrish & McCreary, P.C.
                             700 Colonial Road, Suite 200
                             Memphis, TN 38117
                             Telephone:  901-767-0900
                             Telecopy:  901-684-2339

If to the Company or the Bank, to:

                             Washington Independent Bancshares, Inc.
                             537 West Second
                             Toppenish, WA  98948
                             Attn:  D. Michael Broadhead, Assistant Secretary
                             Telephone:  509-865-2511
                             Telecopy:  509-865-2086

     Copies to:
                             Sandra L. Gallagher
                             Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C.
                             1201 Pacific Avenue, Suite 2200
                             Tacoma, WA  98402
                             Telephone:  253-620-6519
                             Telecopy:  253-572-2230

     8.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan represents the entire understanding of the Parties with reference to transactions contemplated by this Plan, and supersedes any and all other oral or written agreements previously made. Nothing in this Plan, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

     8.9 HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


HERITAGE FINANCIAL CORPORATION

By:     /s/ John Clees
   -------------------------------------
NAME:   JOHN CLEES
TITLE:  DIRECTOR AND CHAIRMAN OF
        ACQUISITION COMMITTEE


WASHINGTON INDEPENDENT BANCSHARES, INC.

By:     /s/ Dennis H. Peterson
   -------------------------------------
NAME:   DENNIS H. PETERSON
TITLE:  VICE PRESIDENT, DIRECTOR AND
        MEMBER OF ACQUISITION COMMITTEE

By:     /s/ Glen Rasmussen
   -------------------------------------
NAME:   GLENN RASMUSSEN
TITLE:  SECRETARY/TREASURER, DIRECTOR
        AND CHAIRMAN OF ACQUISITION
        COMMITTEE


CENTRAL VALLEY BANK, N.A.

By:     /s/ D. Michael Broadhead
   -------------------------------------
NAME:   D. MICHAEL BROADHEAD
TITLE:  PRESIDENT

                                   EXHIBIT A

                           APPROVAL BY DIRECTORS OF
                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                         AND CENTRAL VALLEY BANK, N.A.

     Each of the undersigned who together comprise all of the members of the Board of Directors of Washington Independent Bancshares, Inc. (the "Company") and Central Valley Bank, N.A., (the "Bank"), approves the Agreement and Plan of Merger dated as of September 28, 1998 (the "Plan") between Heritage Financial Corporation, the Company, and the Bank, and, except as otherwise required by applicable law, including without limitation his fiduciary duties to the Company's shareholders, agrees to (a) vote his shares of Company Common Stock in favor of the transactions contemplated by the Plan (collectively, the "Merger"),
(b) recommend to the shareholders of the Company that they approve the Plan, and
(c) refrain from any actions or omissions inconsistent with the foregoing.

     This approval may be executed in one or more facsimile counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same document.


------------------------------         --------------------------------
Mark Bouchey                           Mel Lewis


------------------------------         --------------------------------
D. Michael Broadhead                   Dennis Peterson


------------------------------         --------------------------------
Ronald Brulotte                        Glenn Rasmussen


------------------------------         --------------------------------
Gary Christensen                       Donald V. Rhodes


------------------------------         --------------------------------
Frederick Goldberg                     Dennis Richardson


------------------------------         --------------------------------
Daryl Jensen                           Frank Roberts

                                   EXHIBIT B

                             DIRECTOR'S AGREEMENT

     This Agreement is made and entered into as of the 28th day of September, 1998, between HERITAGE FINANCIAL CORPORATION., a Washington corporation ("Heritage") and _______________ ("Director"), a director of Washington Independent Bancshares, Inc. ("Bancorp") and/or Central Valley Bank, N.A.(the "Bank") (Bancorp and the Bank, collectively, being the "Company").

                                   RECITALS

     1. Pursuant to the terms of the Agreement and the Plan of Merger dated as of the 28th day of September, 1998 (the "Plan") among Heritage and the Company, Bancorp will be merged into Heritage, and the Bank will become the wholly owned subsidiary of Heritage.

     2. The obligation of Heritage to consummate the transactions contemplated by the Plan is conditioned upon its receipt of non-competition agreements from directors of the Company.

     3. Director is a shareholder of Bancorp as well as a director of the Company.

                                   AGREEMENT

     In consideration of the performance of Heritage under the Plan, Director agrees that for a period of eighteen (18) months after he ceases to be a director of the Bank or its successor, he will not, directly or indirectly, become interested in, as a promoter, principal shareholder, director or officer of, any financial institution that competes or will compete with Heritage or any of its subsidiaries or their affiliates within Yakima County in the State of Washington (the "County").

     Director also agrees that during this eighteen (18) month period, Director will not directly or indirectly solicit or attempt to solicit on behalf or for the benefit of any financial institution (i) any employees of the Company, Heritage, or any of their subsidiaries or affiliates, to leave their employment for employment with another financial institution or (ii) any customers of the Company, Heritage, or any of their subsidiaries or affiliates to remove their business from the Company, Heritage, or any of their subsidiaries or affiliates. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

     For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any voting class of equity security of a company.

     Director recognizes and agrees that any breach of this Agreement by him will entitle Heritage and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled. The substantially prevailing party in any such dispute will be entitled to recover from the other party its costs and expenses, including specifically, reasonable attorneys' fees.

     The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of other provisions. If a court of competent jurisdiction deems that the duration, geographic scope, or other restriction imposed by this Agreement is unenforceable, such court may reform the restriction as is necessary to make such restriction enforceable.

Executed as of the 28th day of September, 1998.

HERITAGE FINANCIAL CORPORATION         DIRECTOR

By:___________________________         ______________________________
Its:__________________________

                                   EXHIBIT C

                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                     AFFILIATE UNDERTAKINGS AND AGREEMENTS

     A. The undersigned understands that he or she may be deemed to be an "affiliate" of Washington Independent Bancshares, Inc. ("Company") with respect to the matters set forth below, and further understands that:

          1. Pursuant to the Agreement and Plan of Merger, dated September 28, 1998 (the "Plan"), between Heritage Financial Corporation. ("Heritage"), the Company, and its wholly owned subsidiary Central Valley Bank, N.A., execution of this document is a condition to the merger transaction ("Merger") contemplated by the Plan.

          2. Pursuant to the Securities and Exchange Commission ("SEC") Rule 145 ("Rule 145") under the Securities Act of 1933, as amended ("Act"), the transferability of the Heritage Common Stock received by affiliates in connection with the Merger will be restricted.

     B. The undersigned hereby agrees and undertakes not to transfer, sell or otherwise dispose of any shares of Heritage Common Stock received in connection with the Merger, except (a) pursuant to an effective Registration Statement under the Act covering such Heritage Common Stock, or (b) as permitted by the provisions of Rule 145 under the Act, or (c) if the undersigned furnishes to Heritage an opinion of counsel, satisfactory to counsel for Heritage, to the effect that registration under the Act is not required for the proposed sale, transfer or other disposition, or (d) if the undersigned furnishes to Heritage a copy of a "no-action" or interpretive letter from the staff of the SEC to the effect that the proposed sale, transfer or other disposition of such Heritage Common Stock may be effected without registration under the Act.

     C. The undersigned hereby agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Heritage Common Stock into which the undersigned's shares of Company Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Heritage and Company. Heritage agrees that it will publish such results within 45 days after the end of the first full fiscal quarter of Heritage containing the required period of post-Merger combined operations.

     D. The undersigned is not aware of any plan or intention on the part of any Company shareholder or shareholders collectively holding 50% or more of the outstanding shares of the Company to sell or otherwise dispose of Heritage Common Stock to be received in the Merger.

     E. The undersigned understands that Heritage will furnish to the undersigned upon his or her written request a written statement that Heritage has complied with the reporting requirements specified in paragraph (c)(1) of Rule 144 under the Act, and that Heritage will so comply as long as the undersigned holds the Heritage Common Stock received in connection with the Merger.

     F. The undersigned further understands and agrees that Heritage will issue stop-transfer instructions to its transfer agent respecting shares of Heritage Common Stock issued to the undersigned in connection with the Merger, and that the restrictive legend set forth below will be placed on certificates delivered to the undersigned evidencing such shares of Heritage Common Stock:

          "The shares evidenced by this certificate were received by an "affiliate" of a corporation in a transaction (the acquisition of Washington Independent Bancshares, Inc.) pursuant to Rule 145 of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The transferability, sale or other disposition of these shares is thus restricted. Reference is made to a letter agreement and undertaking signed by such affiliate, a copy of which is on file in the principal office of Heritage Financial Corporation., for a description of the restrictions on the transfer of shares represented hereby."

     G. The term "Heritage Common Stock" as used in this letter shall mean and include not only the common stock of Heritage as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any party of such common stock.

     H. This Agreement may be signed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

     IN WITNESS WHEREOF, I have signed my name on this _____ day of __________, 1998.


                                       ________________________________
                                       Director, Executive Officer, or
                                       Principal Shareholder


                                       _________________________________
                                       Print Name

Accepted and Agreed To:

HERITAGE FINANCIAL CORPORATION

By:_________________________
Its:_________________________

                                   EXHIBIT D

                           CENTRAL VALLEY BANK, N.A.
                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and D. MICHAEL BROADHEAD ("Executive") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS
                                    --------

A. Washington Independent Bancshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation. ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

B. Executive is presently the Bank's President. The Bank wishes to continue Executive's employment in that capacity under the terms and conditions of this Agreement.

C. Under the terms of this Agreement, Executive wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT
                                   ---------

     The parties agree as follows.

1. EMPLOYMENT. The Bank will continue Executive's employment during the Term and any Extended Term (as defined below), and Executive accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Executive's title will be "President."

2.   EFFECTIVE DATE AND TERM.

     (a) Term. The initial term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2002.

     (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Executive gives the Bank or Bank gives the Executive written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

     (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

3. DUTIES. Executive will faithfully and diligently perform the duties assigned to Executive from time to time by the Bank's board of directors, by Heritage's board of directors, or by the President or CEO of Heritage. In the event that Heritage elects to merge the Bank into Heritage Bank or some other affiliate or Heritage, then the title and duties of Executive with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee. Executive will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours during the Term and any Extended Term. These duties will include, without limitation, the following:

     (a) Bank Performance. Executive will be responsible for all aspects of the Bank's performance, including, without limitation, directing that daily operational and managerial matters are performed in a manner consistent with Heritage's and the Bank's policies. These duties will also include formulating and implementing the Bank's expansion strategies and performing all other tasks in connection with the Bank's management and affairs that are normal and customary to Executive's position.

     (b) Integration with Heritage. Executive will participate in the integration of the Bank's commercial banking activities with Heritage's existing operations.

     (c) Development and Preservation of Business. Executive will be responsible for the development and preservation of banking relationships and other business development efforts (including appropriate civic and community activities) in the Bank's market areas.

     (d) Report to Board. Executive will report directly to the Bank's CEO or to the CEO of Heritage as designated from time to time. The Bank's or Heritage's board of directors may, from time to time, modify Executive's title or add to, delete from, or modify Executive's performance responsibilities to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. Executive will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with Sections 3(a), 3(b), and 3(c) of this Agreement.

4. SALARY; VACATION. During the Term, Executive will receive a base salary of not less than $110,000 per year, to be paid in accordance with the Bank's regular payroll schedule for executives. During any Extended Term, Executive will receive a base salary of not less than his base salary at the time of the commencement of the then current Extended Term, to be paid in accordance with the Bank's regular payroll schedule for executives. Executive will be entitled to four weeks of vacation during the Term or any Extended Term. Payment, if any, for unused vacation time will be according to bank policy in effect at the time.

5. INCENTIVE COMPENSATION. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Executive for each year during the Term or any Extended Term. Executive will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Executive's bonus, if any, will reflect Executive's contribution to the performance of the Bank during the year.

6.   INCOME DEFERRAL AND BENEFITS.

     (a) Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Executive will be entitled to receive benefits (including stock options) comparable to those offered to other executive officers of Heritage and its subsidiaries with position and duties comparable to those of Executive. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

     (b) In addition to the regular compensation and benefits provided to Executive by this Agreement, Bank shall pay Executive on December 31, 2005 (whether or not Executive is still employed with Bank at or prior to that time) a sum (not to exceed $200,000) of $40,000, plus $10,000 for each full year of service at Bank or its successor completed by Executive.

     (c) In the event Executive dies during the term of this Agreement, Bank shall pay to Executive's estate the sum of $100,000 or the amount which has been vested pursuant to paragraph 6(b) whichever is greater with the amount not to exceed $200,000. Such amount will be payable within 90 days of death and shall be in lieu of any amount payable pursuant to paragraph 6(b) above.

     (d) Bank agrees to provide Executive with a vehicle for Executive's business use.

7. BUSINESS EXPENSES. The Bank will reimburse Executive for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Executive will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

8.   TERMINATION.

     (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Executive's employment for Cause or Executive terminates his employment without Good Reason, the Bank will pay Executive the salary earned and expenses reimbursable under this Agreement incurred through the date of Executive's termination. Executive will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Executive will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or Extended Term in which termination occurs and for the three-year period following such Term or Extended Term in which termination occurs.

     (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Executive's employment without Cause or Executive terminates his employment for Good Reason (defined below), the Bank will pay Executive for the remainder of the Term or Extended Term in which termination occurs the salary Executive would have been entitled to under this Agreement if his employment had not terminated. If Executive is terminated pursuant to this Section 8(b), Executive will be subject to the noncompetition and nonsolicitation requirements of Section 12 only through the remainder of the Term or Extended Term in which termination occurs.

     (c) Death or Disability. This Agreement terminates (1) if Executive dies or (2) if Executive is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (such inability being "Disabled"), unless with reasonable accommodation Executive could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Executive is Disabled, and for purposes of making such determination, may require Executive to submit to a physical examination by a physician mutually agreed upon by Executive and the Board of Directors. If termination occurs under this Section 8(c), Executive or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

     (d)  Termination Related to a Change in Control.

          (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Executive's death, disability, or Cause (1) terminates Executive's employment within one year following a Change in Control (as defined below) or (2) terminates Executive's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Executive an amount equal to 36 months of Executive's Base Salary for the calendar year in which Executive's employment is terminated (the "Change in Control Payment").

          (2) Termination by Executive. If Executive terminates Executive's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay Executive the Change in Control Payment.

     (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

          (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
               Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

          (2) the Change in Control Payment will be reduced by any salary that Executive receives from the Bank or its successor after the Change in Control; and

          (3) Executive's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Executive terminates his employment without Good Reason or the Bank terminates Executive's employment for Cause, or (ii) one year after a Change in Control occurs.

     (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
          Section 280G of the Internal Revenue Code.

     (g) Return of Bank Property. If and when Executive ceases for any reason to be employed by Bank, Executive must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Executive also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Executive's desk at work, in Executive's car or place of residence, or in any other location under Executive's control.

9.   DEFINITION OF "CAUSE".  "Cause" means any one or more of the following:

     (a) Willful misfeasance or gross negligence in the performance of Executive's duties;

     (b)  Conviction of a crime in connection with his duties;

     (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of Bank or Heritage; or

     (d) Permanent disability, meaning a physical or mental impairment which renders Executive incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Executive so incapable for the reasonably foreseeable future.

10. DEFINITION OF "GOOD REASON". "Good Reason" means only any one or more of the following:

     (a) Reduction, without Executive's consent, of Executive's salary or elimination of any compensation or benefit plan benefiting Executive, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank Executives (or Executives of a successor or controlling entity of the Bank) formerly benefited;

     (b) The assignment to Executive without his consent of any authority or duties materially inconsistent with Executive's position as of the date of this Agreement; or

     (c) A relocation or transfer of Executive's current business office that would require Executive to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Executive consents to the relocation or transfer.

11. CONFIDENTIALITY. Executive will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Executive's duties under this Agreement, or
     (3) disclosure is required by law or court order.

12.  NONCOMPETITION.

     (a) Participation in a Competition Business. During the Term or any Extended Term and for three years after expiration of Term or any Extended Term (such three years being the "Post-Term Period") (regardless of whether Executive's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Executive will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Executive may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (even if such entity is a Competing Business). Executive's noncompetition obligations for the Post-Term Period will not apply if (1) Executive's employment during the Term or any Extended Term is terminated without Cause, (2) Executive terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Executive after expiration of the Term or any Extended Term.

     (b) No Solicitation. During the Term or any Extended Term and the Post-Term Period (regardless of whether Executive's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Executive will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank , Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Executive's nonsolicitation obligations for the Post-Term Period will not apply if
          (1) Executive's employment during the Term or any Extended Term is terminated without Cause, (2) Executive terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Executive after expiration of the Term or any Extended Term.

     (c) Employment Outside the County. Nothing in this Agreement prevents Executive from accepting employment after the end of the Term or any Extended Term outside the County from a Competing Business, as long as Executive will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

     (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

13.  ENFORCEMENT.

     (a) The Bank and Executive stipulate that, in light of all of the facts and circumstances of the relationships between Executive and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and the Bank request the court to reform these provisions to restrict Executive's use of confidential information and Executive's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

     (b) Executive acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Executive repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

14. ADEQUATE CONSIDERATION. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Executive represents that if his employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.

15.  ARBITRATION.

     (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

     (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

     (c) Exception to Arbitration. Notwithstanding the above, if Executive violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Executive will consent to venue and jurisdiction in Thurston County, Washington.

16.  MISCELLANEOUS PROVISIONS.

     (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

     (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Executive specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

     (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Executive the right to continued employment with the Bank after the Initial Term.

     (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Executive's heirs, legal representatives, successors and assigns.

     (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

     (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

     (g) Counsel Review. Executive acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

     (h) Assignment. The services to be rendered by executive under this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or duties under this Agreement.

     (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

     (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

     (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

     (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: September 28, 1998:             CENTRAL VALLEY BANK, N.A.

                                        __________________________________
                                        By:  Donald V. Rhodes
                                        Its:  Chief Executive Officer

                                        D. MICHAEL BROADHEAD, individually

                                        __________________________________
                                        D. Michael Broadhead

                                   EXHIBIT E

                           CENTRAL VALLEY BANK, N.A.
                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and DAVID J. PERRY (Employee") takes effect on the effective date of the Merger ("Effective Date").

                                   RECITALS
                                   --------

A. Washington Independent Bancshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

B. Employee is presently the Bank's Senior Vice President. The Bank wishes to continue Employee's employment in that capacity under the terms and conditions of this Agreement.

C. Under the terms of this Agreement, Employee wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT
                                   ---------

     The parties agree as follows.

1. EMPLOYMENT. The Bank will continue Employee's employment during the Term, and Employee accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Employee's title will be "Senior Vice President."

2.   EFFECTIVE DATE AND TERM.

     (a) Term. The term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2001.

     (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Employee gives the Bank or Bank gives the Employee written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

     (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

3. DUTIES. Employee will faithfully and diligently perform the duties assigned to Employee from time to time by the Bank's President or his designee as designated from time to time, consistent with the duties that have been normal and customary to Employee's position. Employee will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours. Employee will report directly to the Bank's President or his designee. The Bank's or Heritage's board of directors may, from time to time, modify Employee's title or performance responsibilities, subject to Section 10(b) of this Agreement, to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. In the event that Heritage elects to merge the bank into Heritage Bank or some other affiliate of Heritage, then the title and duties of Employee with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee.

     Employee will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with this Section 3.

4. SALARY. Initially, Employee will receive a base salary of not less than $73,800 per year, to be paid in accordance with the Bank's regular payroll schedule for employees.

5. INCENTIVE COMPENSATION. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Employee for each year during the Initial Term. Employee will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Employee's bonus, if any, will reflect Employee's contribution to the performance of the Bank during the year.

6. INCOME DEFERRAL AND BENEFITS. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Employee will be entitled to receive benefits (including stock options) similar to those offered to other officers of Heritage and its subsidiaries with position and duties comparable to those of Employee. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

7. BUSINESS EXPENSES. The Bank will reimburse Employee for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Employee will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

8.   TERMINATION.

     (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Employee's employment for Cause or Employee terminates his employment without Good Reason, the Bank will pay Employee the salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination. Employee will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs and for the two-year period following the Term or any Extended Term in which termination occurs.

     (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (defined below), the Bank will pay Employee for the remainder of the Term or any Extended Term the salary Employee would have been entitled to under this Agreement if his employment had not terminated. If Employee is terminated pursuant to this Section 8(b), Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs only.

     (c) Death or Disability. This Agreement terminates (1) if Employee dies or (2) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (inability being "disabled"), unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Employee is Disabled, and for purposes of making such determination, may require Employee to submit to a physical examination by a physician mutually agreed upon by Employee and the Board of Directors. If termination occurs under this Section 8(c), Employee or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

     (d)  Termination Related to a Change in Control.

          (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Employee's death, disability, or Cause (1) terminates Employee's employment within one year following a Change in Control (as defined below) or (2) terminates Employee's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Employee an amount equal to 24 months of Employee's base salary for the calendar year in which Employee's employment is terminated (the "Change in Control Payment").

          (2) Termination by Employee. If Employee terminates Employee's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay employee the Change in Control Payment.

     (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

          (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
               Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

          (2) the Change in Control Payment will be reduced by any salary that Employee receives from the Bank or its successor after the Change in Control; and

          (3) Employee's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Employee terminates his employment without Good Reason or the Bank terminates Employee's employment for Cause, or (ii) one year after a Change in Control occurs.

     (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
          Section 280G of the Internal Revenue Code.

     (g) Return of Bank Property. If and when Employee ceases, for any reason, to be employed by the Bank, Employee must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Employee also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Employee's desk at work, in Employee's car or place of residence, or in any other location under Employee's control.

9.   DEFINITION OF "CAUSE".  "Cause" means any one or more of the following:

     (a) Willful misfeasance or gross negligence in the performance of Employee's duties;

     (b)  Conviction of a crime in connection with his duties;

     (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of the Bank or Heritage; or

     (d) Permanent disability, meaning a physical or mental impairment which renders Employee incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Employee so incapable for the reasonably foreseeable future.

10. DEFINITION OF "GOOD REASON". "Good Reason" means only any one or more of the following:

     (a) Reduction, without Employee's consent, of Employee's salary or elimination of any compensation or benefit plan benefiting Employee, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited;

     (b) The assignment to Employee without his consent of any authority or duties materially inconsistent with Employee's position as of the date of this Agreement; or

     (c) A relocation or transfer of Employee's current business office that would require Employee to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Employee consents to the relocation or transfer.

11. CONFIDENTIALITY. Employee will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties under this Agreement, or (3) disclosure is required by law or court order.

12.  NONCOMPETITION.

     (a) Participation in a Competition Business. During the Term or any Extended Term and for two years after expiration of Term or any Extended Term (such two years being the "Post-Term Period") (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Employee will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Employee may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (whether or not such entity is a Competing Business). Employee's noncompetition obligations for the Post-Term Period will not apply if
          (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

     (b) No Solicitation. During the Term, any Extended Term and the Post-Term Period (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Employee will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank, Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Employee's nonsolicitation obligations for the Post-Term Period will not apply if
          (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

     (c) Employment Outside the County. Nothing in this Agreement prevents Employee from accepting employment after the end of the Term outside the County from a Competing Business, as long as Employee will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

     (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries. The Term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

13.  ENFORCEMENT.

     (a) The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationships between Employee and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

     (b) Employee acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Employee repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

14. ADEQUATE CONSIDERATION. Employee specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Employee represents that if his employment is terminated, whether voluntarily or involuntarily, Employee has experience and capabilities sufficient to enable Employee to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood.

15.  ARBITRATION.

     (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

     (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

     (c) Exception to Arbitration. Notwithstanding the above, if Employee violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Employee will consent to venue and jurisdiction in Thurston County, Washington.

16.  MISCELLANEOUS PROVISIONS.

     (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

     (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Employee specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

     (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to continued employment with the Bank after the Term.

     (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Employee's heirs, legal representatives, successors and assigns.

     (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

     (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

     (g) Counsel Review. Employee acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

     (h) Assignment. The services to be rendered by Employee under this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or duties under this Agreement.

     (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

     (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

     (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

     (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: September 28, 1998:        CENTRAL VALLEY BANK, N.A.

                                   ____________________________________
                                   By:   Donald V. Rhodes
                                   Its:  Chief Executive Officer


                                   DAVID J. PERRY, individually

                                   ____________________________________
                                   David J. Perry

                                   EXHIBIT F

                           CENTRAL VALLEY BANK, N.A.
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and LARRY HOLT ("Employee") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS

A. Washington Independent Bancshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

B. Employee is presently the Bank's Vice President. The Bank wishes to continue Employee's employment in that capacity under the terms and conditions of this Agreement.

C. Under the terms of this Agreement, Employee wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT

    The parties agree as follows.

1. EMPLOYMENT. The Bank will continue Employee's employment during the Term, and Employee accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Employee's title will be "Vice President."

2.  EFFECTIVE DATE AND TERM.

    (a) Term. The term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2000.

    (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Employee gives the Bank or Bank gives the Employee written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

    (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

3. DUTIES. Employee will faithfully and diligently perform the duties assigned to Employee from time to time by the Bank's President or his designee as designated from time to time, consistent with the duties that have been normal and customary to Employee's position. Employee will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours. Employee will report directly to the Bank's President or his designee. The Bank's or Heritage's board of directors may, from time to time, modify Employee's title or performance responsibilities, subject to Section 10(b) of this Agreement, to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. In the event that Heritage elects to merge the bank into Heritage Bank or some other affiliate of Heritage, then the title and duties of Employee with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee.

    Employee will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with this Section 3.

4. SALARY. Initially, Employee will receive a base salary of not less than $56,640 per year, to be paid in accordance with the Bank's regular payroll schedule for employees.

5. INCENTIVE COMPENSATION. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Employee for each year during the Initial Term. Employee will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Employee's bonus, if any, will reflect Employee's contribution to the performance of the Bank during the year.

6. INCOME DEFERRAL AND BENEFITS. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Employee will be entitled to receive benefits (including stock options) similar to those offered to other officers of Heritage and its subsidiaries with position and duties comparable to those of Employee. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

7. BUSINESS EXPENSES. The Bank will reimburse Employee for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Employee will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

8.  TERMINATION.

    (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Employee's employment for Cause or Employee terminates his employment without Good Reason, the Bank will pay Employee the salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination. Employee will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Employee will be subject to the noncompetition and nonsolicitation requirements of
         Section 12 through the remainder of the Term or any Extended Term in which termination occurs and for the two-year period following the Term or any Extended Term in which termination occurs.

    (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (defined below), the Bank will pay Employee for the remainder of the Term or any Extended Term the salary Employee would have been entitled to under this Agreement if his employment had not terminated. If Employee is terminated pursuant to this Section 8(b), Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs only.

    (c) Death or Disability. This Agreement terminates (1) if Employee dies or (2) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (inability being "disabled"), unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Employee is Disabled, and for purposes of making such determination, may require Employee to submit to a physical examination by a physician mutually agreed upon by Employee and the Board of Directors. If termination occurs under this Section 8(c), Employee or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

    (d)  Termination Related to a Change in Control.

         (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Employee's death, disability, or Cause (1) terminates Employee's employment within one year following a Change in Control (as defined below) or (2) terminates Employee's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Employee an amount equal to 12 months of Employee's base salary for the calendar year in which Employee's employment is terminated (the "Change in Control Payment").

         (2) Termination by Employee. If Employee terminates Employee's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay employee the Change in Control Payment.

    (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

         (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
              Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

         (2) the Change in Control Payment will be reduced by any salary that Employee receives from the Bank or its successor after the Change in Control; and

         (3) Employee's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Employee terminates his employment without Good Reason or the Bank terminates Employee's employment for Cause, or (ii) one year after a Change in Control occurs.

    (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
         Section 280G of the Internal Revenue Code.

    (g) Return of Bank Property. If and when Employee ceases, for any reason, to be employed by the Bank, Employee must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Employee also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Employee's desk at work, in Employee's car or place of residence, or in any other location under Employee's control.

9.  DEFINITION OF "CAUSE".  "Cause" means any one or more of the following:

    (a) Willful misfeasance or gross negligence in the performance of Employee's duties;

    (b)  Conviction of a crime in connection with his duties;

    (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of the Bank or Heritage; or

    (d) Permanent disability, meaning a physical or mental impairment which renders Employee incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Employee so incapable for the reasonably foreseeable future.

10. DEFINITION OF "GOOD REASON". "Good Reason" means only any one or more of the following:

     (a) Reduction, without Employee's consent, of Employee's salary or elimination of any compensation or benefit plan benefiting Employee, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited;

     (b) The assignment to Employee without his consent of any authority or duties materially inconsistent with Employee's position as of the date of this Agreement; or

     (c) A relocation or transfer of Employee's current business office that would require Employee to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Employee consents to the relocation or transfer.

11. CONFIDENTIALITY. Employee will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties under this Agreement, or (3) disclosure is required by law or court order.

12.  NONCOMPETITION.

     (a) Participation in a Competition Business. During the Term or any Extended Term and for one year after expiration of Term or any Extended Term (such one year being the "Post-Term Period") (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Employee will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Employee may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (whether or not such entity is a Competing Business). Employee's noncompetition obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

     (b) No Solicitation. During the Term, any Extended Term and the Post-Term Period (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Employee will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank, Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Employee's nonsolicitation obligations for the Post-Term Period will not apply if
          (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

     (c) Employment Outside the County. Nothing in this Agreement prevents Employee from accepting employment after the end of the Term outside the County from a Competing Business, as long as Employee will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

     (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries. The Term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

13.  ENFORCEMENT.

     (a) The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationships between Employee and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

     (b) Employee acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Employee repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

14. ADEQUATE CONSIDERATION. Employee specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Employee represents that if his employment is terminated, whether voluntarily or involuntarily, Employee has experience and capabilities sufficient to enable Employee to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood.

15.  ARBITRATION.

     (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

     (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

     (c) Exception to Arbitration. Notwithstanding the above, if Employee violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Employee will consent to venue and jurisdiction in Thurston County, Washington.

16.  MISCELLANEOUS PROVISIONS.

     (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

     (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Employee specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

     (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to continued employment with the Bank after the Term.

     (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Employee's heirs, legal representatives, successors and assigns.

     (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

     (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

     (g) Counsel Review. Employee acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

     (h) Assignment. The services to be rendered by Employee under this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or duties under this Agreement.

     (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

     (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

     (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

     (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed:  September 28, 1998:           CENTRAL VALLEY BANK, N.A.

                                       _______________________________
                                       By:   Donald V. Rhodes
                                       Its:  Chief Executive Officer


                                       LARRY HOLT , individually

                                       _______________________________
                                       Larry Holt

                                   EXHIBIT G

                           CENTRAL VALLEY BANK, N.A.
                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and RICHARD MAISON ("Employee") takes effect on the effective date of the Merger ("Effective Date").

                                   RECITALS
                                   --------

A. Washington Independent Bancshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

B. Employee is presently the Bank's Senior Vice President. The Bank wishes to continue Employee's employment in that capacity under the terms and conditions of this Agreement.

C. Under the terms of this Agreement, Employee wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT
                                   ---------
    The parties agree as follows.

1. EMPLOYMENT. The Bank will continue Employee's employment during the Term, and Employee accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Employee's title will be "Senior Vice President."

2.  EFFECTIVE DATE AND TERM.

    (a) Term. The term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2000.

    (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Employee gives the Bank or Bank gives the Employee written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

    (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

3. DUTIES. Employee will faithfully and diligently perform the duties assigned to Employee from time to time by the Bank's President or his designee as designated from time to time, consistent with the duties that have been normal and customary to Employee's position. Employee will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours. Employee will report directly to the Bank's President or his designee. The Bank's or Heritage's board of directors may, from time to time, modify Employee's title or performance responsibilities, subject to Section 10(b) of this Agreement, to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. In the event that Heritage elects to merge the bank into Heritage Bank or some other affiliate of Heritage, then the title and duties of Employee with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee.

    Employee will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with this Section 3.

4. SALARY. Initially, Employee will receive a base salary of not less than $77,040 per year, to be paid in accordance with the Bank's regular payroll schedule for employees.

5. INCENTIVE COMPENSATION. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Employee for each year during the Initial Term. Employee will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Employee's bonus, if any, will reflect Employee's contribution to the performance of the Bank during the year.

6. INCOME DEFERRAL AND BENEFITS. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Employee will be entitled to receive benefits (including stock options) similar to those offered to other officers of Heritage and its subsidiaries with position and duties comparable to those of Employee. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

7. BUSINESS EXPENSES. The Bank will reimburse Employee for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Employee will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

8.  TERMINATION.

    (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Employee's employment for Cause or Employee terminates his employment without Good Reason, the Bank will pay Employee the salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination. Employee will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Employee will be subject to the noncompetition and nonsolicitation requirements of
         Section 12 through the remainder of the Term or any Extended Term in which termination occurs and for the two-year period following the Term or any Extended Term in which termination occurs.

    (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (defined below), the Bank will pay Employee for the remainder of the Term or any Extended Term the salary Employee would have been entitled to under this Agreement if his employment had not terminated. If Employee is terminated pursuant to this Section 8(b), Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs only.

    (c)  Death or Disability.  This Agreement terminates (1) if Employee dies or
         (2) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (inability being "disabled"), unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Employee is Disabled, and for purposes of making such determination, may require Employee to submit to a physical examination by a physician mutually agreed upon by Employee and the Board of Directors. If termination occurs under this Section 8(c), Employee or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

    (d)  Termination Related to a Change in Control.

         (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Employee's death, disability, or Cause (1) terminates Employee's employment within one year following a Change in Control (as defined below) or (2) terminates Employee's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Employee an amount equal to 12 months of Employee's base salary for the calendar year in which Employee's employment is terminated (the "Change in Control Payment").

         (2) Termination by Employee. If Employee terminates Employee's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay employee the Change in Control Payment.

    (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

         (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
              Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

         (2) the Change in Control Payment will be reduced by any salary that Employee receives from the Bank or its successor after the Change in Control; and

         (3) Employee's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Employee terminates his employment without Good Reason or the Bank terminates Employee's employment for Cause, or (ii) one year after a Change in Control occurs.

     (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
          Section 280G of the Internal Revenue Code.

     (g) Return of Bank Property. If and when Employee ceases, for any reason, to be employed by the Bank, Employee must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Employee also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Employee's desk at work, in Employee's car or place of residence, or in any other location under Employee's control.

9.  DEFINITION OF "CAUSE".  "Cause" means any one or more of the following:

    (a) Willful misfeasance or gross negligence in the performance of Employee's duties;

    (b)  Conviction of a crime in connection with his duties;

    (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of the Bank or Heritage; or

    (d) Permanent disability, meaning a physical or mental impairment which renders Employee incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Employee so incapable for the reasonably foreseeable future.

10. DEFINITION OF "GOOD REASON". "Good Reason" means only any one or more of the following:

     (a) Reduction, without Employee's consent, of Employee's salary or elimination of any compensation or benefit plan benefiting Employee, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited;

     (b) The assignment to Employee without his consent of any authority or duties materially inconsistent with Employee's position as of the date of this Agreement; or

     (c) A relocation or transfer of Employee's current business office that would require Employee to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Employee consents to the relocation or transfer.

11. CONFIDENTIALITY. Employee will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties under this Agreement, or (3) disclosure is required by law or court order.

12.  NONCOMPETITION.

     (a) Participation in a Competition Business. During the Term or any Extended Term and for one year after expiration of Term or any Extended Term (such one year being the "Post-Term Period") (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Employee will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Employee may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (whether or not such entity is a Competing Business). Employee's noncompetition obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

     (b) No Solicitation. During the Term, any Extended Term and the Post-Term Period (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Employee will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank, Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Employee's nonsolicitation obligations for the Post-Term Period will not apply if
          (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

     (c) Employment Outside the County. Nothing in this Agreement prevents Employee from accepting employment after the end of the Term outside the County from a Competing Business, as long as Employee will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

     (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries. The Term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

13.  ENFORCEMENT.

     (a) The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationships between Employee and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

     (b) Employee acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Employee repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

14. ADEQUATE CONSIDERATION. Employee specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Employee represents that if his employment is terminated, whether voluntarily or involuntarily, Employee has experience and capabilities sufficient to enable Employee to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood.

15.  ARBITRATION.

     (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

     (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

     (c) Exception to Arbitration. Notwithstanding the above, if Employee violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Employee will consent to venue and jurisdiction in Thurston County, Washington.

16.  MISCELLANEOUS PROVISIONS.

     (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

     (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Employee specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

     (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to continued employment with the Bank after the Term.

     (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Employee's heirs, legal representatives, successors and assigns.

     (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

     (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

     (g) Counsel Review. Employee acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

     (h) Assignment. The services to be rendered by Employee under this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or duties under this Agreement.

     (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

     (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

     (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

     (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed:  September 28, 1998:           CENTRAL VALLEY BANK, N.A.

                                       _________________________________________
                                       By:  Donald V. Rhodes
                                       Its:  Chief Executive Officer


                                       RICHARD MAISON, individually

                                       _________________________________________
                                       Richard Maison

                                   EXHIBIT H


___________, 1998



Heritage Financial Corporation
201 5th Avenue SW
Olympia, WA  98501

Re:  Agreement and Plan of Merger

Ladies and Gentlemen:

We have acted as counsel for Washington Independent Bancshares, Inc. (the "Company"), a corporation organized under the laws of the State of Washington, and Central Valley Bank, N.A. (the "Bank"), a national banking association organized under the laws of the United States of America, in connection with the merger of Company with Heritage Financial Corporation ("Heritage"), pursuant to an Agreement and Plan of Merger dated September 28, 1998 (the "Plan"). This opinion letter is rendered pursuant to Section 6.2(A) of the Plan. Capitalized terms used but not defined in this opinion letter have the meanings assigned to such terms in the Plan.

This opinion letter is governed by, and must be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a result, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction with the Accord. The law covered by the opinions expressed in this letter is limited to the Federal Law of the United States and the laws of the State of Washington. We express no opinion with respect to the effect of the laws of any other jurisdiction.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company and the Bank. In conducting our examination of these documents and instruments, we also have assumed, without investigation, that each party to such documents and instruments (other than the Company and the Bank) has (a) the power and capacity to enter into and perform all of its obligations under such documents and instruments; (b) duly authorized all requisite actions with respect to such documents and instruments; and (c) duly executed and delivered such documents and instruments.

We have assumed, without investigation, the accuracy of all statements, representations, and warranties as to factual matters, written or oral, made by officers and employees of, and accountants for, the Bank and by public officials. We also assume that the Plan is binding upon and enforceable in accordance with its terms and against Heritage.

Heritage Financial Corporation
___________________, 1998
Page 2

In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for the Company and the Bank as we have deemed appropriate, including:

1. A certificate of existence or authorization dated ________, 1998 issued by the Washington Secretary of State ("Company Certificate of Good Standing") with respect to the Company and a certificate of existence dated ________, 1998 issued by the Comptroller of the Currency ("Bank Certificate of Good Standing") with respect to the Bank.

2. The Company's Articles of Incorporation, as amended, certified by the Washington Secretary of State as of __________, 1998 and the Bank's Articles of Association, as amended, certified by the Comptroller of the Currency as of _________, 1998;

3. The Company's Bylaws, as amended, certified by the Secretary of the Company and the Bank's Bylaws, as amended, certified by the Cashier of the Bank;

4. Resolutions of the Bank's and the Company's respective Board of Directors, authorizing actions relating to the transactions contemplated by the Plan; and

5.  The Plan.

The opinions expressed in this letter are subject to the following qualifications:

1. Our opinion regarding the Company's and the Bank's respective status as organizations validly existing and in good standing under Washington and Federal law, respectively, is based solely upon the Company Certificate of Good Standing and Bank Certificate of Good Standing.

2. Our opinion regarding the enforceability of the Plan may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity.

3. A Washington court, or federal court applying Washington law, may consider extrinsic evidence of the circumstances surrounding the making of the Plan to ascertain the intent of the parties using the language employed in the Plan, regardless of whether or not the language used is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the Plan.

4. As used in this opinion letter, the expression "to our actual knowledge" means the conscious awareness of facts or other information by the lawyers in our office actively representing the Company or the Bank in connection with the transactions contemplated by the Plan. We have not undertaken any independent investigation or review of our files nor canvassed all the lawyers in our office. Except as otherwise set forth in this opinion letter, we have not reviewed any agreements, orders, writs, judgments or decrees or made any inquiry of the Company or the Bank.

We express no opinion as to: (i) any anti-trust or tax laws; (ii) provisions relating to venue, jurisdiction, governing law, waiver of remedies (or the delay or omission of enforcement of such provisions), or disclaimers or liability limitations with respect to third parties; (iii) provisions for payment or reimbursement of costs and expenses (including, without limitation, attorney fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal; and (iv) severability and indemnification provisions.

Heritage Financial Corporation
___________________, 1998
Page 3

Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth in this opinion letter, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Washington. The Bank is a national banking association validly existing and in good standing under the laws of the United States of America.

2. The Company and the Bank have the corporate power and authority to execute, deliver and perform the Plan.

3. The execution, delivery and performance of the Plan have been duly authorized by all necessary corporate action on the part of the Company and the Bank, and the Plan constitutes the Company's and the Bank's legal, binding and valid obligation, enforceable and in accordance with its terms.

4. Execution of the Plan and consummation of the transactions contemplated by the Plan will not violate the Company's or the Bank's respective Articles of Incorporation/Association or Bylaws nor, to our actual knowledge, breach or result in a default under an existing obligation of the Company or the Bank under any material contract to which the Company or the Bank is a party.

5. All issued and outstanding shares of the Company's and the Bank's capital stock have been duly authorized and are validly issued, fully paid, non-assessable (except for the application of 12 U.S.C. (S)55 to shares of Bank Common Stock), and are free of preemptive rights except those created by the respective Articles of Incorporation/Association of the Company or the Bank or by contract.

6.  All of the Company Options have been duly authorized and validly granted.

7. To our actual knowledge, there are no pending or threatened claims, actions, suits or legal or equitable proceedings before any court or governmental agency which, in our opinion would be, individually or in the aggregate, reasonably likely to result in liability in excess of $25,000 or prevent consummation of the transactions contemplated by the Plan.

8. To our actual knowledge, no information about Company or the Bank in the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

The foregoing is rendered solely for your benefit in connection with the above-described transaction. You may not, without our prior express written approval, deliver copies of this letter or extracts therefrom to any other person, and no one other than you is entitled to rely upon the foregoing.

Sincerely,

GORDON, THOMAS, HONEYWELL, MALANCA, PETERSON & DAHEIM, P.L.L.C.

                                   EXHIBIT I



___________, 1998



Washington Independent Bancshares
537 West Second
Toppenish, WA  98948

Re:  Agreement and Plan of Merger

Ladies and Gentlemen:

We have acted as counsel for Heritage Financial Corporation ("Heritage"), a corporation organized under the laws of the State of Washington, in connection with the merger of Heritage with Washington Independent Bancshares, Inc. (the "Company"), a corporation organized under the laws of the State of Washington, and Central Valley Bank, N.A. (the "Bank"), a national banking association organized under the laws of the United States of America, pursuant to an Agreement and Plan of Merger dated September 28, 1998 (the "Plan"). This opinion letter is rendered pursuant to Section 6.3(A) of the Plan. Capitalized terms used but not defined in this opinion letter have the meanings assigned to such terms in the Plan.

This opinion letter is governed by, and must be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a result, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction with the Accord. The law covered by the opinions expressed in this letter is limited to the Federal Law of the United States and the laws of the State of Washington. We express no opinion with respect to the effect of the laws of any other jurisdiction.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by Heritage. In conducting our examination of these documents and instruments, we also have assumed, without investigation, that each party to such documents and instruments (other than Heritage ) has (a) the power and capacity to enter into and perform all of its obligations under such documents and instruments; (b) duly authorized all requisite actions with respect to such documents and instruments; and (c) duly executed and delivered such documents and instruments.

We have assumed, without investigation, the accuracy of all statements, representations, and warranties as to factual matters, written or oral, made by officers and employees of, and accountants for, Heritage and by public officials. We also assume that the Plan is binding upon and enforceable in accordance with its terms and against the Company and the Bank.

Washington Independent Bancshares
____________________, 1998
Page 2

In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for Heritage as we have deemed appropriate, including:

1. A certificate of existence or authorization dated ________, 1998 issued by the Washington Secretary of State ("Certificate of Good Standing");

2. Heritage's Articles of Incorporation, as amended, certified by the Washington Secretary of State as of __________, 1998;

3.  Heritage's Bylaws, as amended, certified by the Secretary of Heritage;

4. Resolutions of Heritage's Board of Directors, authorizing actions relating to the transactions contemplated by the Plan; and

5.  The Plan.

The opinions expressed in this letter are subject to the following qualifications:

1. Our opinion regarding Heritage's status as a corporation validly existing and in good standing under Washington law is based solely upon the Certificate of Good Standing.

2. Our opinion regarding the enforceability of the Plan may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity.

3. A Washington court, or federal court applying Washington law, may consider extrinsic evidence of the circumstances surrounding the making of the Plan to ascertain the intent of the parties using the language employed in the Plan, regardless of whether or not the language used is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the Plan.

4. As used in this opinion letter, the expression "to our actual knowledge" means the conscious awareness of facts or other information by the lawyers in our office actively representing Heritage in connection with the transactions contemplated by the Plan. We have not undertaken any independent investigation or review of our files nor canvassed all the lawyers in our office. Except as otherwise set forth in this opinion letter, we have not reviewed any agreements, orders, writs, judgments or decrees or made any inquiry of Heritage

We express no opinion as to: (i) any anti-trust or tax laws; (ii) provisions relating to venue, jurisdiction, governing law, waiver of remedies (or the delay or omission of enforcement of such provisions), or disclaimers or liability limitations with respect to third parties; (iii) provisions for payment or reimbursement of costs and expenses (including, without limitation, attorney fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal; and (iv) severability and indemnification provisions.

Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth in this opinion letter, we are of the opinion that:

1. Heritage is a corporation validly existing and in good standing under the laws of the State of Washington.

2. Heritage has the corporate power and authority to execute, deliver and perform its obligations under the Plan.

Washington Independent Bancshares
____________________, 1998
Page 3

3. The execution, delivery and performance of the Plan have been duly authorized by all necessary corporate action on the part of Heritage.

4. The execution of the Plan and consummation of the transactions contemplated by the Plan will not violate Heritage's Articles of Incorporation or Bylaws nor, to our actual knowledge, breach or result in a default under an existing obligation of Heritage under any material contract to which Heritage is a party.

5. The Plan constitutes the legal, valid and binding obligation of Heritage enforceable against Heritage in accordance with its terms.

6. The shares to be issued in connection with the Plan have been duly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable, and are free of preemptive rights except those created by the Articles of Incorporation of Heritage or by contract.

7. The Registration Statement became effective under the Securities Act on _________, 1998, and to our actual knowledge: (a) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission and (b) with respect to information contained in the Registration Statement regarding Heritage, such information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

8. To our actual knowledge, there are no pending or threatened claims, actions, suits or legal or equitable proceedings before any court or governmental agency which, in our opinion would be, individually or in the aggregate, reasonably likely to result in liability in excess of $25,000 or prevent consummation of the transactions contemplated by the Plan.

The foregoing is rendered solely for your benefit in connection with the above-described transaction. You may not, without our prior express written approval, deliver copies of this letter or extracts therefrom to any other person, and no one other than you is entitled to rely upon the foregoing.

Sincerely,

GERRISH & McCREARY, P.C.